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EXHIBIT 99.1

Company Contact:                                Contact:
----------------                                --------

William L. Bauhard, CFO                         John D. Lovallo, SVP
The Guarantee Life Companies Inc.               Makovsky & Company
Diane T. Kohout, Director IR                    John Menditto, Account Exec.
The Guarantee Life Companies Inc.               Makovsky & Company
(402) 361-2848                                  (212) 508-9600


                  THE GUARANTEE LIFE COMPANIES INC. ANNOUNCES
           COMPLETION OF WESTFIELD LIFE INSURANCE COMPANY ACQUISITION
         (CLOSED THE PREVIOUSLY ANNOUNCED $140 MILLION CREDIT FACILITY)

  Omaha, Nebraska, June 2, 1998 -- The Guarantee Life Companies Inc. (Nasdaq:
GUAR) announced today that it has completed the previously announced acquisition of Westfield Life Insurance Company, a wholly owned subsidiary of Ohio Farmers Insurance Company. Westfield Life was acquired for a purchase price of $100 million in cash and Guarantee Life restricted stock.

  The acquisition of Westfield Life increases Guarantee Life's Individual sales force by approximately 500 producing agents. The transaction adds nearly 87,000 policies, $280 million in policy reserves, and $55 million in revenues to Guarantee Life's Individual Insurance Business, which consists of approximately 208,000 policies, $950 million in policy reserves, and $140 million in revenues.

  In conjunction with the acquisition of Westfield Life, Guarantee Life closed on the previously announced credit agreement with The Chase Manhattan Bank. This agreement was arranged by Chase Securities Inc. Chase Securities Inc. led a syndicate of eleven banks to replace Guarantee Life's $50 million credit agreement with Senior Secured Credit Facilities in


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an aggregate principal amount of $140 million.  The Facilities will consist of a six-year Senior Secured Term Loan in amount up to $90 million and a Senior Secured Revolving Credit Facility with a term of five years in an amount up to $50 million.


  Robert D. Bates, Chairman and Chief Executive Officer of The Guarantee Life Companies Inc., commented, "We are very pleased to announce the completion of the Westfield Life acquisition. This acquisition is another example of Guarantee Life's strategy to acquire companies or blocks of business in support of our long-term objectives. Our focus on the near-term is to effectively integrate this acquisition, along with our PFG, Inc. acquisition, and to restore the desired profit levels in our Group Business. As this is achieved, we will continue our acquisition strategy to complement our internal growth."

  The Guarantee Life Companies Inc. operates through two subsidiaries, including its principal subsidiary, Guarantee Life Insurance Company, and PFG, Inc. PFG, Inc.'s principal subsidiary is AGL Life Assurance Company. Guarantee Life markets group life and health insurance products to employers and other groups, and life insurance and annuities to individuals. The principal business operations are conducted in 48 states and the District of Columbia. Insurance coverage and related benefits are provided through more than 230,000 individual and group policies issued to almost 1.8 million customers. Guarantee Life is headquartered in Omaha, Nebraska.


  Certain statements contained in this press release, including statements regarding the anticipated development and expansion of the Company's business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the future operating performance of the Company, and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, uncertainties regarding the market, difficulties inherent in consummating and merging acquisitions, and those risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission.

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